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                                                                   EXHIBIT T3B-4

                      LIMITED LIABILITY COMPANY REGULATIONS

                                       OF

                               IWG RESOURCES, LLC

      Limited Liability Company Regulations of IWG Resources, LLC (the "LLC"), dated as of February 22, 2001, by International Wire Group, Inc., a Delaware corporation, as the sole member of the LLC (the "MEMBER").

                              W I T N E S S E T H:

      WHEREAS, the Member desires to form a limited liability company under the Chapter 86, Nevada Revised Statutes, as it may be amended from time to time (the "NRS"); and

      WHEREAS, the Member desires to adopt these Regulations to set forth the Member's respective rights and obligations with respect to the LLC.

      NOW, THEREFORE, in consideration of the premises and the covenants and provisions hereinafter contained, the Member hereby adopts the following:

                                    ARTICLE I

                        ORGANIZATIONAL AND OTHER MATTERS

      SECTION 1.01. Formation; Admission. Upon the execution and delivery of these regulations, the Member will form the LLC under the provisions of the NRS by filing the Articles of Organization with the Secretary of State of the State of Nevada. All Members are required to hold an interest in the LLC.

      SECTION 1.02. Name. The name of the LLC shall be IWG Resources, LLC, and the business of the LLC shall be conducted under such name.

      SECTION 1.03. Term. The LLC shall commence on the date of filing of the Articles of Organization, and the term of the LLC shall continue until the dissolution of the LLC as provided by law.

      SECTION 1.04. Limited Liability. Except as otherwise provided by the NRS, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the LLC, and the Member shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member.

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                                   ARTICLE II

                               PURPOSE AND POWERS

      SECTION 2.01. Purpose of the LLC. The LLC may carry on any lawful business, purpose or activity permitted by the NRS.

      SECTION 2.02. Powers of the LLC. The LLC shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the LLC.

                                   ARTICLE III

                             FUNDING CONTRIBUTIONS

      SECTION 3.01. Funding Contributions. Any investment in the LLC will be made 100% by the Member.

                                   ARTICLE IV

                                  DISTRIBUTIONS

      SECTION 4.01. Distribution of Proceeds. The Member shall decide whether and in what amounts the proceeds received by the LLC shall be distributed to the Member.

                                   ARTICLE V

                             MANAGEMENT OF THE LLC

      SECTION 5.01. Management. The management of the business and affairs of the LLC shall be vested in the managers appointed by the Member from time to time, which shall have the power to do any and all acts necessary or convenient for the furtherance of the purpose of the LLC described in these Regulations, including all powers, statutory or otherwise, possessed by managers of a limited liability company under the TLLCA. The initial manager shall be David J. Webster.

      SECTION 5.02. Officers. The managers may elect officers with such titles as the managers deem appropriate.

                                   ARTICLE VI
                                INDEMNIFICATION

      SECTION 6.01. Indemnification. The LLC shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by-reason of the fact that he or she (i) is or was a Member, manager or officer of the LLC or

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(ii) while a Member, manager or officer of the LLC, is or was serving at the request of the LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the NRS, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any Member or any manager or officer who is elected and accepts the position of manager or officer of the LLC or elects to continue to serve as a manager or officer of the LLC while this Article VI is in effect. Any repeal or amendment of this Article VI shall be prospective only and shall not limit the rights of any such Member, manager or officer, or the obligations of the LLC with respect to any claim arising from or related to the services of such Member, manager or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article VI. Such right shall include the right to be paid by the LLC expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the NRS, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the LLC within sixty (60) days after a written claim has been received by the LLC, the claimant may at any time thereafter bring suit against the LLC to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the NRS. but the burden of proving such defense shall be on the LLC. Neither the failure of the LLC (including its managers or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the LLC (including its managers or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, resolution of the Member or managers, agreement, or otherwise.

      The LLC may additionally indemnify any employee or agent of the LLC to the fullest extent permitted by law.

      As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

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                                   ARTICLE VII

                        TRANSFER OF MEMBERSHIP INTERESTS

      SECTION 7.01. Transfer of Interests. The Member may transfer all or any portion of such Member's interest in the LLC at any time. Upon any such assignment, the assignee shall succeed to the rights and obligations of the Member in respect of its interests in the LLC and shall become a member of the LLC. Notwithstanding anything to the contrary contained herein, no such transfer of a Member's interest in the LLC shall operate to dissolve the LLC.

                                  ARTICLE VIII

                          DISSOLUTION AND LIQUIDATION

      SECTION 8.01. Dissolution. The LLC shall be dissolved upon the occurrence of any dissolution event specified in the NRS; provided, however, that notwithstanding the foregoing, the LLC shall not dissolve upon the occurrence of any of the events described in_______________________of the NRS (including, without limitation, the bankruptcy of a Member).

      SECTION 8.02. Effect of Dissolution. Upon dissolution, the LLC shall cease carrying on its business but shall not terminate until the winding up of the affairs of the LLC is completed, the assets of the LLC shall have been distributed as provided below and Articles of Dissolution of the LLC under the NRS have been filed with the Secretary of State of the State of Nevada.

      SECTION 8.03. Liquidation Upon Dissolution. Upon the dissolution of the LLC, sole and plenary authority to effectuate the liquidation of the assets of the LLC shall be vested in the managers, which shall have full power and authority to sell, assign and encumber any and all of the LLC's assets and to wind up and liquidate the affairs of the LLC in an orderly and business-like manner. The proceeds of liquidation of the assets of the LLC distributable upon a dissolution and winding up of the LLC shall be applied in the following order of priority:

                  (i) first, to the creditors of the LLC, including creditors who are members, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the LLC (of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

                  (ii) thereafter, to the Member.

      SECTION 8.04. Winding Up and Articles of Dissolution. The winding up of the LLC shall be completed when all of its debts, liabilities, and obligations have been

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paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the LLC have been distributed to the Member. Upon the completion of the winding up of the LLC, Articles of Dissolution of the LLC shall be filed with the Secretary of State of the State of Nevada.

                                   ARTICLE IX

                                   AMENDMENT

      SECTION 9.01. Amendment Procedures. These regulations may be amended or modified only by a written instrument executed by the Member. In addition, the terms or conditions hereof may be waived by a written instrument executed by the party waiving compliance.

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      IN WITNESS WHEREOF, the undersigned has entered into these Regulations as of the date first written above.

                                                 INTERNATIONAL WIRE GROUP, INC.

                                                 By: /s/ David J. Webster
                                                     ------------------------
                                                 Name: David J. Webster
                                                 Title: Senior V.P & Secretary